Heska Corporation 2003 Equity Incentive Plan

Non-Qualified Stock Option Agreement
(Outside Directors)

Tax Treatment	This option is intended to be a Non-qualified Stock Option and not an Incentive Stock Option under section 422 of the Internal Revenue Code.
Vesting/ Exercisability
This option vests and becomes exercisable in installments, as shown in the Notice of Stock Option Grant.  In addition, in the event your service as a Director terminates because of your death, this option shall become fully vested and exercisable as to the total number of shares subject thereto immediately upon the date of your death.

Except as otherwise provided below following a Change in Control, no additional shares become vested after your Termination of Service and the option shall terminate as to any shares that are unvested as of the end of business on the date of your Termination of Service.

Term
This option expires in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Date of Grant, as shown in the Notice of Stock Option Grant or as provided in this Agreement or the Plan.

Regular Termination
In the event of your Termination of Service for any reason other than death or Disability, then this option will expire as to unexercised vested option shares at the close of business at Company headquarters on the date three months after your termination date.  The Company determines when your service terminates for this purpose.

Death
In the event of your Termination of Service because of your death or your death within three months after your Termination of Service, then this option will expire as to unexercised vested option shares at the close of business at Company headquarters on the date one year after your date of death.

Disability
In the event of your Termination of Service because of your Disability, then this option will expire as to unexercised vested option shares at the close of business at Company headquarters on the date one year after your termination date.

Leaves of Absence	Vesting of this option shall be suspended during any unpaid leave of absence unless continued vesting is required by the terms of the leave or by applicable law.

Change in Control
This option shall vest and become exercisable in full if (i) the Company is subject to a Change in Control, (ii) this option is not continued by the Company and (iii) this option is not either assumed by the surviving corporation or its parent or substituted for by the surviving corporation's or its parent's issuing its own option in replacement of this option.  This option shall vest and become exercisable in full if (i) the Company is subject to a Change in Control and (ii) within twelve months thereafter you are removed as a Director.

"Cause" shall mean (i) your failure to perform your assigned duties or responsibilities as a Director (other than a failure resulting from death or Disability) after notice thereof from the surviving corporation or its parent describing your failure to perform such duties or responsibilities; (ii) your material breach of any confidentiality agreement or invention assignment agreement between you and the Company or a Subsidiary; (iii) your engaging in any act of dishonesty, fraud, misrepresentation, moral turpiturde, or misappropriation of material property that was or is materially injurious to the Company or its Affiliates; (iv) your violation of any federal or state regulation applicable to the Company's business; of (v) your being convicted of, or entering a plea of nolo contendere to, any crime.

Restrictions on Exercise
The Company will not permit you to exercise this option if the issuance of shares at that time would violate any law or regulation, and the Company will have no liability for failure to issue or deliver any shares upon exercise of this option if the issuance or delivery would violate any law or regulation as determined by the Company in consultation with its legal counsel.  No shares shall be issued pursuant to this option unless and until any then applicable requirements of state or federal laws and regulatory agencies have been fully complied with to the satisfaction of the Company and its counsel.  This option may not be exercised for a fraction of a share.

Notice of Exercise
When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form.  Your Notice of Exercise must specify how many shares you wish to purchase.  The exercise will be effective when the Company receives the Notice of Exercise with the option exercise payment described herein.

If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.

Form of Payment	When you submit your Notice of Exercise, you must include payment of the option exercise price for the shares you are purchasing. Payment may be made in one (or a combination of two or more) of the following forms:

• Cash, check or wire transfer.

• Certificates for shares of Company stock that you own, along with any forms needed to affect a transfer of those shares to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option exercise price. However, the Company may restrict your ability to surrender shares of Company stock (including your ability to surrender any particular shares of Company Stock held by you) in payment of the exercise price if your doing so would result in the Company's recognizing additional compensation expense with respect to this option for financial reporting purposes.

• Irrevocable directions to a securities broker approved by the Company to sell all or part of your option shares and to deliver to the Company proceeds from the sale in an amount sufficient to pay the option exercise price and any withholding taxes. (The balance of the sale proceeds, if any, will be delivered to you.) The directions must be given by signing a special “Notice of Exercise” form provided by the Company.

Withholding Taxes and Stock Withholding
You will not be allowed to exercise this option unless you make arrangements acceptable to the Company to pay any withholding taxes that may be due as a result of the option exercise. These arrangements may include (with the Company’s approval) withholding shares of Company stock that otherwise would be issued to you when you exercise this option. The value of these shares, determined as of the effective date of the option exercise, will be applied to the withholding taxes.

Restrictions on Resale
By signing this Agreement, you agree not to sell any option shares at a time when applicable laws, Company policies or an agreement between the Company and its underwriters prohibit a sale. This restriction will apply as long as you are an Employee, Consultant or Outside Director of the Company or a Subsidiary.

Transfer of Option
Prior to your death, only you may exercise this option. You cannot sell, transfer, pledge or assign this option. For instance, you may not sell this option or use it as security for a loan. You may, however, dispose of this option in your will, by the laws of descent and distribution or through a beneficiary designation.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your former spouse, nor is the Company obligated to recognize your former spouse's interest in your option in any other way.

Retention Rights
Neither your option nor this Agreement give you the right to be employed or otherwise retained by the Company in any capacity.  The Company reserves the right to terminate your service at any time, with or without cause.

Stockholder Rights	You, or your estate or heirs, have no rights as a stockholder of the Company until you have exercised this option by giving the required notice to the Company and paying the exercise price.
Applicable Law	This Agreement will be interpreted and enforced under the laws of the State of Delaware (without giving effect to its conflict of laws provisions).
The Plan and Other Agreements
The Amended and Restated 2003 Equity Incentive Plan is incorporated in this Agreement by reference.  Unless otherwise defined herein, all capitalized terms herein have the same defined meanings as in the Amended and Restated 2003 Equity Incentive Plan.  In the event of any conflict between the terms and provisions of the Plan and this Agreement, the Plan terms and provisions shall govern.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option.  Any prior agreements, commitments or negotiations concerning this option are superseded.  This Agreement may be amended only by another written agreement, signed by both parties.

Acceptance
You hereby acknowledge receipt of a copy of the Plan and this Agreement.  You have read and understand the terms and provisions thereof, and accept this option subject to all the terms and conditions of the Plan and this Agreement.  You acknowledge that there may be adverse tax consequences upon exercise of this option or disposition of the underlying shares and that you should consult a tax advisor prior to such exercise or disposition.

By signing the Notice of Stock Option Grant, you agree to all of the terms and conditions described above and in the Plan.